Exhibit 16.1

Deloitte & Touche LLP
600 Renaissance Center
Suite 900
Detroit, MI 48243
March 5, 2009	USA

Tel: 313-396-3000
Fax: 313-396-3618
www.deloitte.com
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of the Form 8-K/A (Amendment No. 1) dated September 25, 2008 of DTE Energy Company and The Detroit Edison Company, and we agree with the statements made therein.
Yours truly,
/s/ Deloitte & Touche LLP